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# SCANA Reports Financial Results for Third Quarter 2018 and Declares Dividend on Common Stock for Fourth Quarter 2018

**Cayce, S.C., October 25, 2018...** SCANA Corporation (NYSE: SCG) today announced earnings for the third quarter of 2018 of $67 million, or 47 cents per share, compared to earnings of $34 million, or 24 cents per share, for the third quarter of 2017. Earnings for the third quarter of 2017 included the effects of an impairment loss of $132 million, net of taxes, or earnings per share of 92 cents, associated with the VC Summer new nuclear construction project. Electric revenues in the third quarter of 2018 were reduced by approximately $101 million, or earnings per share of 56 cents, as a result of the order issued by the Public Service Commission of South Carolina (SCPSC) in response to the passage of Act 258 by the South Carolina General Assembly. Higher legal costs and financial advisory fees, as well as the impact of tax reform at the holding company due to the non-deductibility of interest expense also had a negative impact on earnings for the third quarter of 2018.

For the first nine months of 2018, SCANA reported earnings of $244 million, or earnings per share of $1.71, compared to $326 million, or earnings per share of $2.28, for the same period in 2017.

## FINANCIAL RESULTS BY MAJOR LINES OF BUSINESS

### South Carolina Electric & Gas Company

South Carolina Electric & Gas Company (SCE&G), SCANA's principal subsidiary, reported third quarter 2018 earnings of $104 million, or 72 cents per share, compared to earnings of $42 million, or 29 cents per share for the third quarter of 2017. As mentioned above, 2017 results reflect an impairment loss associated with the VC Summer new nuclear construction project recorded during the third quarter of 2017, while 2018 results reflect a reduction in electric revenues associated with the order issued by the SCPSC in response to the passage of Act 258 by the South Carolina General Assembly. Otherwise, decreases in operations in maintenance expenses were more than offset by increases in interest expense and depreciation. Additionally, 2018 electric and gas revenues were reduced to reflect estimated amounts subject to refunds to customers as a result of tax reform, with such reductions generally offset by lower income taxes. Abnormal weather increased electric revenues by 16 cents per share in the third quarter of 2018, compared to an increase of 8 cents per share in the third quarter of 2017. As of September 30, 2018, SCE&G was serving approximately 728,000 electric customers and 374,000 natural gas customers, up 1.5 and 3.0 percent, respectively, over 2017.

For the nine months ended September 30, 2018, SCE&G reported earnings of $262 million, or earnings per share of $1.83, compared to $280 million, or earnings per share of $1.96, for the same period in 2017. Abnormal weather increased electric revenues by 23 cents per share during the first nine months of 2018, compared to a decrease of 12 cents per share for the same period of 2017.

## PSNC Energy

PSNC Energy, the Company's North Carolina-based retail natural gas distribution subsidiary, reported a seasonal loss of $7 million, or 5 cents per share in the third quarter of 2018, compared to a loss of $2 million, or 1 cent per share for the third quarter of 2017. This decrease is primarily attributable to increases in operations and maintenance expenses, depreciation, and interest expense. At September 30, 2018, PSNC Energy was serving approximately 564,000 customers, an increase of 2.6 percent over the previous year.

For the first nine months of 2018, PSNC Energy reported earnings of $40 million, or earnings per share of 28 cents, compared to $43 million, or earnings per share of 30 cents, for the same period in 2017.

## SCANA Energy Marketing

SCANA Energy Marketing, which markets natural gas in deregulated energy markets, including Georgia where the Company does business as SCANA Energy, reported break-even results for the third quarter of 2018, compared to earnings of $1 million, or 1 cent per share, in third quarter of 2017. This decrease in earnings is primarily due to higher operations and maintenance expenses.

For the nine months ended September 30, 2018, SCANA Energy Marketing reported earnings of $21 million, or earnings per share of 15 cents, compared to $17 million, or earnings per share of 12 cents, for the same period in 2017.

## Corporate and Other, Net

SCANA's corporate and other businesses, which include the holding company, reported a loss of $30 million, or 20 cents per share in the third quarter of 2018, compared to a loss of $7 million, or 5 cents per share for the same quarter of 2017. This increased loss is primarily due to the anticipated loss of certain tax deductions as a result of tax reform, as well as higher legal and financial advisory expenses.

For the first nine months of 2018, SCANA's corporate and other businesses reported a loss of $79 million, or 55 cents per share, compared to a loss of $14 million, or 10 cents per share, for the same period in 2017.

# DIVIDENDS

SCANA's Board of Directors declared a quarterly dividend of 12.37 cents per share on the Company's common stock for the quarter ending December 31, 2018. The dividend is payable January 1, 2019 to shareholders of record at the close of business on December 10, 2018.

As noted in previous Company disclosures, the payment of future dividends will be evaluated quarterly by SCANA's Board of Directors.

# EARNINGS OUTLOOK / CONFERENCE CALL

Consistent with the previous two quarters, SCANA will not be providing 2018 or long-term earnings guidance or hosting a conference call due to the pending combination with Dominion Energy. In lieu of hosting a conference call, earnings presentation materials will be made available at the Company's website at www.scana.com.

# PROFILE

SCANA Corporation, headquartered in Cayce, S.C., is an energy-based holding company principally engaged, through subsidiaries, in electric and natural gas utility operations and other energy-related businesses. The Company serves approximately 728,000 electric customers in South Carolina and approximately 1.3 million natural gas customers in South Carolina, North Carolina and Georgia. Information about SCANA and its businesses is available on the Company's website at www.scana.com.

# SAFE HARBOR STATEMENT

Statements included in this Press Release which are not statements of historical fact are intended to be, and are hereby identified as, "forward-looking statements" for purposes of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements concerning the proposed merger with Dominion Energy, recovery of Nuclear Project abandonment costs, key earnings drivers, customer growth, environmental regulations and expenditures, leverage ratio, projections for pension fund contributions, financing activities, access to sources of capital, impacts of the adoption of new accounting rules and estimated capital and other expenditures. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "should," "expects," "forecasts," "plans," "targets," "anticipates," "believes," "estimates," "projects," "predicts," "potential" or "continue" or the negative of these terms or other similar terminology. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements due to the information being of a preliminary nature and subject to further and/or continuing review and adjustment. Other important factors that could cause such material differences include, but are not limited to, the following: (1) the occurrence of any event, change or other circumstances that could give rise to the failure to consummate the proposed merger with Dominion Energy; (2) the ability of SCE&G to recover through rates the costs expended on the Nuclear Project, and a reasonable return on those costs, under the abandonment provisions of the BLRA or through other means; (3) uncertainties relating to the bankruptcy filing by WEC and WECTEC; (4) further changes in tax laws and realization of tax benefits and credits, and the ability to realize or maintain tax credits and deductions, particularly in light of the abandonment of the Nuclear Project; (5) legislative and regulatory actions, particularly changes related to electric and gas services, rate regulation, regulations governing electric grid reliability and pipeline integrity, environmental regulations including any imposition of fees or taxes on carbon emitting generating facilities, the BLRA, and any actions, involving or arising from the abandonment of the Nuclear Project; (6) current and future litigation, including particularly litigation or government investigations or any actions involving or arising from the construction or abandonment of the Nuclear Project or arising from the proposed merger with Dominion Energy, including the possible impacts on liquidity and other financial impacts therefrom; (7) the impact of any decision by SCANA to pay quarterly dividends to its shareholders or the reduction, suspension or elimination of the amount thereof; (8) the results of short- and long-term financing efforts, including prospects for obtaining access to capital markets and other sources of liquidity, and the effect of rating agency actions on the cost of and access to capital and sources of liquidity of SCANA and its subsidiaries (the Company); (9) the ability of suppliers, both domestic and international, to timely provide the labor, secure processes, components, parts, tools, equipment and other supplies needed which may be highly specialized or in short supply, at agreed upon quality and prices, for our construction program, operations and maintenance; (10) the results of efforts to ensure the physical and cyber security of key assets and processes; (11) changes in the economy, especially in areas served by subsidiaries of SCANA; (12) the impact of competition from other energy suppliers, including competition from alternate fuels in industrial markets; (13) the impact of conservation and demand side management efforts and/or technological advances on customer usage; (14) the loss of electricity sales to distributed generation, such as solar photovoltaic systems or energy storage systems; (15) growth opportunities for SCANA's regulated and other subsidiaries; (16) the effects of weather, especially in areas where the generation and transmission facilities of the Company are located and in areas served by SCANA's subsidiaries; (17) changes in SCANA's or its subsidiaries' accounting rules and accounting policies; (18) payment and performance by counterparties and customers as contracted and when due; (19) the results of efforts to license, site, construct and finance facilities, and to receive related rate recovery, for generation and transmission; (20) the results of efforts to operate the Company's electric and gas systems and assets in accordance with acceptable performance standards, including the impact of additional distributed generation; (21) the availability of fuels such as coal, natural gas and enriched uranium used to produce electricity; the availability of purchased power and natural gas for distribution; the level and volatility of future market prices for such fuels and purchased power; and the ability to recover the costs for such fuels and purchased power; (22) the availability and retention of skilled, licensed and experienced human resources to properly manage, operate, and grow the Company's businesses, particularly in light of uncertainties with respect to legislative and regulatory actions surrounding recovery of Nuclear Project costs and the announced potential merger with Dominion Energy; (23) labor disputes; (24) performance of SCANA's pension plan assets and the effect(s) of associated discount rates; (25) inflation or deflation; (26) changes in interest rates; (27) compliance with regulations; (28) natural disasters, man-made mishaps and acts of terrorism that directly affect our operations or the regulations governing them; and (29) the other risks and uncertainties described from time to time in the reports filed by SCANA or SCE&G with the SEC.

SCANA and SCE&G disclaim any obligation to update any forward-looking statements.

Capitalized terms not otherwise defined herein have the meanings as set forth in the Company's most recent periodic report filed with the Securities and Exchange Commission.

# FINANCIAL AND OPERATING INFORMATION

## Condensed Consolidated Statements of Income

(Millions, except per share amounts) (Unaudited)

| | Quarter Ended September 30, | | Nine Months Ended September 30, | |
|---|---|---|---|---|
| | 2018 | 2017 | 2018 | 2017 |
| Operating Revenues: | | | | |
| Electric (1,2,3) | $ 669 | $ 786 | $ 1,767 | $2,042 |
| Gas-Regulated | 122 | 123 | 631 | 584 |
| Gas-Nonregulated | 135 | 167 | 550 | 623 |
| Total Operating Revenues | 926 | 1,076 | 2,948 | 3,249 |
| Operating Expenses: | | | | |
| Fuel Used in Electric Generation | 188 | 167 | 503 | 464 |
| Purchased Power | 10 | 22 | 77 | 54 |
| Gas Purchased for Resale | 177 | 211 | 774 | 808 |
| Other Operation and Maintenance | 201 | 181 | 610 | 535 |
| Impairment Loss (4) | - | 210 | 4 | 210 |
| Depreciation and Amortization | 100 | 96 | 299 | 285 |
| Other Taxes | 67 | 67 | 206 | 200 |
| Total Operating Expenses | 743 | 954 | 2,473 | 2,556 |
| Operating Income (Loss) | 183 | 122 | 475 | 693 |
| Other Income (Expense) | | | | |
| Other Income (Expense), net (2) | 3 | 19 | 136 | 45 |
| Interest Charges, net of allowance for borrowed funds used during construction | (99) | (95) | (292) | (270) |
| Total Other Income (Expense) | (96) | (76) | (156) | (225) |
| Income Before Income Tax Expense | 87 | 46 | 319 | 468 |
| Income Tax Expense (Benefit) | 20 | 12 | 75 | 142 |
| Net Income | $ 67 | $ 34 | $ 244 | $ 326 |
| Earnings Per Share of Common Stock | $0.47 | $0.24 | $1.71 | $2.28 |
| Weighted Average Shares Outstanding (Millions): | 143 | 143 | 143 | 143 |
| Dividends Declared Per Share of Common Stock | $0.1237 | $0.6125 | $0.8599 | $1.8375 |

Note (1): On June 27, 2018, the South Carolina General Assembly adopted Act 258, which became effective June 28, 2018, to temporarily reduce the amount SCE&G can collect from customers under the Base Load Review Act. Act 258 requires the SCPSC to order a reduction in the portion of SCE&G's electric rates associated with the V.C. Summer nuclear construction project from approximately 18% of the average residential electric customer's bill to approximately 3.2%, retroactive to April 1, 2018. Pursuant to the order issued by the SCPSC, electric rates were reduced for the period beginning April 1, 2018. For the quarter ended September 30, 2018, this rate reduction totaled approximately $101.4 million (56 cents per share), and for the year-to-date period ended September 30 2018, this rate reduction totaled approximately $210.8 million ($1.16 per share).

Note (2): Pursuant to a previously issued order by the SCPSC, during the first quarter of 2018, SCE&G's electric revenues were adjusted downward by $114 million (63 cents per share) in connection with fuel cost recovery and SCE&G concurrently recognized, within other income, $114 million (63 cents per share) of gains realized upon the settlement of certain interest rate derivative contracts. The impact of these events had no effect on net income.

Note (3): Abnormal weather increased electric earnings by 16 cents per share in the third quarter of 2018, compared to abnormal weather increasing earnings by 8 cents per share in the third quarter of 2017, for a quarter over quarter increase of 8 cents per share. Abnormal weather increased electric earnings by 23 cents per share for the year-to-date period ended September 30, 2018, compared to abnormal weather decreasing earnings by 12 cents per share in the same period of 2017, for a year over year increase of 35 cents per share.

Note (4): The impairment loss for the nine months ended September 30, 2018 represents a first quarter of 2018 write-down of nuclear fuel, which had been acquired for use in VC Summer Unit 2 and Unit 3 to its estimated fair value. The impairment loss for the quarter and nine months ended September 30, 2017 is due to a pre-tax impairment charge of approximately $210 million ($132 million, net of taxes) on the VC Summer new nuclear construction project.

## Earnings (Loss) per Share by Company:

(Unaudited)

| | Quarter Ended September 30, | | Nine Months Ended September 30, | |
|---|---|---|---|---|
| | 2018 | 2017 | 2018 | 2017 |
| SC Electric & Gas [1,2,3,4] | $0.72 | $0.29 | $1.83 | $1.96 |
| PSNC Energy | (0.05) | (0.01) | 0.28 | 0.30 |
| SCANA Energy | 0.00 | 0.01 | 0.15 | 0.12 |
| Corporate and Other | (0.20) | (0.05) | (0.55) | (0.10) |
| Earnings per Share | $0.47 | $0.24 | $1.71 | $2.28 |

## Variances in Earnings per Share:

(Unaudited)

| | Quarter Ended September 30, | Nine Months Ended September 30, |
|---|---|---|
| 2017 Earnings per Share | $0.24 | $2.28 |
| Variances: | | |
| Electric Revenue [1,2,3] | (0.63) | (1.47) |
| Fuel/Purchased Power | (0.05) | (0.33) |
| Natural Gas Revenue | (0.18) | (0.14) |
| Gas for Resale | 0.19 | 0.18 |
| Operations & Maintenance Expense | (0.10) | (0.41) |
| Interest Expense (Net of AFUDC) | 0.01 | (0.14) |
| Depreciation | (0.03) | (0.07) |
| Property Taxes | - | (0.03) |
| Other Income [2] | (0.11) | 0.51 |
| Effective Tax Rate Change | 0.21 | 0.43 |
| Impairment Loss [4] | 0.92 | 0.90 |
| Variances in Earnings per Share | 0.23 | (0.57) |
| 2018 Earnings per Share | $0.47 | $1.71 |

## Condensed Consolidated Balance Sheets

(Millions) (Unaudited)

| | September 30, 2018 | December 31, 2017 |
|---|---|---|
| **ASSETS** | | |
| **Utility Plant, Net** | | |
| Cost, Net of Accumulated Depreciation and Amortization | $10,674 | $10,438 |
| Goodwill | 210 | 210 |
| Total Utility Plan, Net | 10,884 | 10,648 |
| **Nonutility Property and Investments, Net** | 543 | 474 |
| **Current Assets** | | |
| Cash and Cash Equivalents | 462 | 409 |
| Receivables (net allowance for uncollectible accounts of $6 and $6) | 550 | 968 |
| Inventories | 288 | 304 |
| Other | 120 | 170 |
| Total Current Assets | 1,420 | 1,851 |
| **Deferred Debits and Other Assets** | 5,969 | 5,766 |
| **TOTAL ASSETS** | **$18,816** | **$18,739** |
| | | |
| **LIABILITIES AND EQUITY** | | |
| **Common Equity** | | |
| Common Stock – no par value, 143 million shares outstanding for all periods | $2,389 | $ 2,390 |
| Retained Earnings | 3,036 | 2,915 |
| Accumulated Other Comprehensive Loss | (34) | (50) |
| Total Common Equity | 5,391 | 5,255 |
| **Long-Term Debt, Net** | 6,735 | 5,906 |
| **Current Liabilities** | | |
| Accounts Payable | 263 | 438 |
| Short-Term Borrowings | 314 | 350 |
| Current Portion of Long-Term Debt | 19 | 727 |
| Taxes Accrued | 179 | 214 |
| Interest Accrued | 90 | 87 |
| Customer Deposits and Customer Prepayments | 143 | 112 |
| Revenue Subject to Refund | 65 | - |
| Other | 93 | 185 |
| Total Current Liabilities | 1,166 | 2,113 |
| **Deferred Credits and Other Liabilities** | | |
| Deferred Income Taxes, net | 1,355 | 1,261 |
| Asset Retirement Obligations | 579 | 568 |
| Regulatory Liabilities | 3,038 | 3,059 |
| Pension and Postretirement Benefits | 347 | 360 |
| Other | 205 | 217 |
| Total Other Noncurrent Liabilities | 5,524 | 5,465 |
| **TOTAL LIABILITIES AND EQUITY** | **$18,816** | **$18,739** |

**Condensed Consolidated Statements of Cash Flows**
(Millions) (Unaudited)

| | Nine Months Ended September 30, 2018 | Nine Months Ended September 30, 2017 |
|---|---|---|
| **Cash Flows From Operating Activities** | | |
| Net Income | $244 | $326 |
| Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities | 614 | 601 |
| Net Cash Provided From Operating Activities | 858 | 927 |
| **Cash Flows From Investing Activities** | | |
| Net Cash (Used For) Used For Investing Activities | (685) | (81) |
| **Cash Flows From Financing Activities** | | |
| Net Cash (Used For) Provided From Financing Activities | (120) | (43) |
| **Net Increase in Cash and Cash Equivalents** | 53 | 803 |
| **Cash and Cash Equivalents, January 1** | 409 | 208 |
| **Cash and Cash Equivalents, September 30** | $462 | $1,011 |